Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Marriott International, Inc. on Form S-8 (No. 333-262744, 333-269762, 333-277033, and 333-284982) of our report dated June 16, 2026 appearing in this Annual Report on Form 11-K of Marriott Retirement Savings Plan for the year ended December 31, 2025.

/s/ CohnReznick LLP
Bethesda, Maryland
June 16, 2026